UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 12, 2018
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)
(551) 777-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2018, Randy L. Pearce, a member of the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”) since 2005, notified the Company of his intention to retire from the Board with an effective date which is expected to be on or about October 4, 2018. Mr. Pearce is a member of the class of directors whose terms of office expire at the Company’s 2018 Annual Meeting of Stockholders. Mr. Pearce advised the Company that he has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices and that the decision to retire was based solely on personal reasons.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: July 16, 2018	By:	/s/ David Jaffe
Name: David Jaffe
Title: Chief Executive Officer (Principal Executive Officer)